Exhibit 99.8

401(K) PLAN PARTICIPANT ELECTION FORM
CAPITAL BANK CORPORATION RETIREMENT PLAN
SUBSCRIPTION AGENT: REGISTRAR AND TRANSFER COMPANY
By mail: Registrar and Transfer Company Attn: Reorg/Exchange Dept. P.O. Box 645 Cranford, New Jersey 07016-0645	Stockholder Information 1-800-368-5948	By hand or overnight courier: Registrar and Transfer Company Attn: Reorg/Exchange Dept. 10 Commerce Drive Cranford, New Jersey 07016

SUBSCRIPTION RIGHTS

SIGNATURES MUST BE PROVIDED BELOW — PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN CAPITAL BANK CORPORATION’S PROSPECTUS DATED [          ] , 2011 (THE “OFFERING PROSPECTUS”). COPIES OF THE OFFERING PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, EAGLE ROCK PROXY ADVISORS LLC, BY CALLING (877) 864-5053 (TOLL FREE).

Capital Bank Corporation (the “Company”) is offering to its shareholders of record as of 5:00 p.m., Eastern Standard time, on January 27, 2011 (the “Record Date”) non-transferable rights (each, a “Subscription Right”) to purchase up to an aggregate of 5,000,000 shares of the Company’s common stock, no par value per share (the “Common Stock”), at a subscription price of $2.55 per share (the “Rights Offering”). Each shareholder of record as of the Record Date will receive, at no charge, 0.3882637 Subscription Rights for each share of Common Stock owned on the Record Date. Each whole Subscription Right will entitle you to purchase one share of our Common Stock at a subscription price of $2.55 per share of Common Stock, subject to an overall beneficial ownership limit of 4.9% for each participant. Fractional Subscription Rights will be eliminated by rounding down to the nearest whole number of Subscription Rights and may not be exercised.

You have been granted the number of Subscription Rights indicated in the table below. The number of shares of Common Stock that you are eligible to subscribe for is equivalent to the number of Subscription Rights you are receiving, which was determined by multiplying the number of shares you owned on the Record Date by 0.3882637 and, if there was a fraction remaining, rounding down to the nearest whole number.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Offering Prospectus, which you should read carefully in its entirety. Please also read carefully the accompanying Instructions for Participants in the Capital Bank 401(k) Retirement Plan, which has been provided to you with this 401(k) Plan Participant Election Form.

To exercise the Subscription Rights held by your 401(k) Plan account and purchase shares of Common Stock, you must complete this 401(k) Plan Participant Election Form and deliver it to the subscription agent, Registrar and Transfer Company, by no later than 5:00 p.m., Eastern Standard time, on February 24 , 2011, unless the Company decides, in its sole discretion, to extend the deadline or cancel the Rights Offering earlier. NOTE: This is earlier than the deadline that applies if you are exercising your Subscription Rights with respect to shares of Common Stock that you may hold outside of the 401(k) Plan. Do not send the 401(k) Plan Participant Election Form to the Company.

PART 1: EXERCISE OF SUBSCRIPTION RIGHTS

          A. I irrevocably exercise my Subscription Rights and subscribe for the following number of shares of Common Stock:

                                    shares of Common Stock

          B. The Total Subscription Price (Line A multiplied by $2.55): $

PART 2: LIQUIDATION AND TRANSFER INSTRUCTIONS AND OTHER TERMS AND CONDITIONS

By executing this 401(k) Plan Participant Election Form, the undersigned hereby acknowledges and agrees to the following terms and conditions:

1.	I authorize Pentegra Trust Company, the 401(k) Plan’s Trustee, and its agents, to liquidate investments in the following accounts in the amounts set forth opposite such accounts and to transfer the proceeds to the Capital Bank Corporation Subscription Fund under my 401(k) Plan account.

Account(s):	Amount(s) to Liquidate and Transfer:

American Beacon Large Cap Value Fund	$

American Funds EuroPacific Growth Fund	$

American Funds Growth Fund of America	$

Fidelity Spartan 500 Index Fund	$

Galliard/Wells Fargo Stable Fund	$

Harbor Bond Fund	$

Neuberger Berman Genesis Inst. Fund	$

Royce Pennsylvania Mutual Fund	$

Vanguard Mid Cap Index Fund	$

T. Rowe Price Retirement Income Fund	$

T. Rowe Price Retirement 2010 Fund	$

T. Rowe Price Retirement 2015 Fund	$

T. Rowe Price Retirement 2020 Fund	$

T. Rowe Price Retirement 2025 Fund	$

T. Rowe Price Retirement 2030 Fund	$

T. Rowe Price Retirement 2035 Fund	$

T. Rowe Price Retirement 2040 Fund	$

T. Rowe Price Retirement 2045 Fund	$

T. Rowe Price Retirement 2050 Fund	$

T. Rowe Price Retirement 2055 Fund	$

2.	I authorize Pentegra Trust Company, the 401(k) Plan’s Trustee, and its agents, to liquidate all or a portion of the value of the Capital Bank Corporation Subscription Fund under my 401(k) Plan account in an amount equal to the total subscription price shown on line B of Part 1.

3.	If the Subscription Price exceeds the closing price of the Common Stock on March 3, 2011, none of the Subscription Rights held by the 401(k) Plan, including those held in my 401(k) Plan account, will be exercised and those Subscription Rights will expire.

4.	If the value of the Capital Bank Corporation Subscription Fund in my 401(k) Plan is not equal to or greater than the Total Subscription Price shown on line B of Part 1, none of the Subscription Rights held in my 401(k) Plan account will be exercised and those Subscription Rights will expire.

5.	Book entry shares (in lieu of Certificates) representing shares of Common Stock duly subscribed and paid for will be issued as soon as practicable after the termination of the Rights Offering in accordance with the terms of the Offering Prospectus. I understand that these shares of Common Stock will be credited to my 401(k) Plan account and will not be issued to me personally.

6.	I agree to all the terms and conditions of this 401(k) Plan Participant Election Form and also those of the Offering Prospectus.

7.	I understand that if I do not properly complete and sign this 401(k) Plan Participant Election Form, it will be invalid, which may prohibit me from exercising any of the Subscription Rights held by my 401(k) Plan account.

8.	I hereby confirm that after giving effect to the exercise of my Subscription Rights, I will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 4.9% of the Company’s outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering, as described in the Prospectus) (any such excess shares, the “Excess Shares”). With respect to any such Excess Shares, I hereby (1) irrevocably appoint and constitute the Company, each of its authorized officers and their designees, and each of them, with full power of substitution, as my proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Excess Shares on any matter submitted to shareholders for a vote or action by written consent, in the discretion of such proxy, to the same extent I would have the power to vote or act by written consent and (2) grant the Company a right for 90 days from the closing of the rights offering to repurchase such Excess Shares at the lesser of the $2.55 per share subscription price and the closing price of the Common Stock on the NASDAQ Global Select Market on the trading day immediately prior to the date on which notice is sent to the holder of the Company’s intent to exercise such right, which notice must be sent prior to the expiration of such 90 day period. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

PART 3: YOUR SIGNATURE

Participant’s Signature:*

Date:

* If this 401(k) Plan Participant Election Form is being signed on your behalf by your attorney, executor, administrator, guardian or other fiduciary, the person signing must give his or her full title in that capacity, and the proper evidence of authority to act in such capacity must be furnished to the Company upon request (see Part 4 below).

PART 4: RETURN DELIVERY INSTRUCTIONS

Return this 401(k) Plan Participant Election Form to Registrar and Trust Company by First-Class Mail, Overnight Courier or Hand-Delivery to the address on the cover of this form (Note: A self-addressed envelope has been attached to this 401(k) Plan Participant Election Form for your convenience).

NO OTHER METHODS OF DELIVERY WILL BE ACCEPTED.

THIS 401(K) PLAN PARTICIPANT ELECTION FORM MUST BE ACTUALLY RECEIVED BY REGISTRAR AND TRANSFER COMPANY, NOT SIMPLY POSTMARKED, AT ONE OF THE DESIGNATED ADDRESSES ON THE COVER OF THIS FORM, NO LATER THAN 5:00 P.M. ON FEBRUARY 24, 2011. ELECTION FORMS RECEIVED AFTER THE DEADLINE WILL BE INVALID.

PART 5: ADDITIONAL INFORMATION

FOR ADDITIONAL INFORMATION CONCERNING THE RIGHTS OFFERING, PLEASE CONTACT OUR INFORMATION AGENT, EAGLE ROCK PROXY ADVISORS LLC, BY CALLING (877) 864-5053 (TOLL FREE).